Earnings Call Presentation – 3Q 2023 Third Quarter 2023 Earnings October 30, 2023

Earnings Call Presentation – 3Q 2023 Preliminary Matters 2 Cautionary Statements Regarding Forward-Looking Information This presentation may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to: • changes in the frequency and severity of insurance claims; • claim development and the process of estimating claim reserves; • the impacts of inflation; • changes in interest rate environment; • supply chain disruption; • product demand and pricing; • effects of governmental and regulatory actions; • litigation outcomes and trends; • investment risks; • cybersecurity risks; • impact of catastrophes; and • other risks and uncertainties detailed in Kemper’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”). Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this presentation. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures that the company believes are meaningful to investors. Non-GAAP financial measures have been reconciled to the most comparable GAAP financial measure.

Leading Insurer Empowering Specialty and Underserved Markets

Enabled by a dynamic, diverse and innovative team who act like owners

KEMPER

KEMPER Auto[1]

Specialty auto insurance for underserved markets; Latino, Hispanic and urban areas

Delivering appropriate and affordable insurance and financial solutions

KEMPER Life[2]

Life insurance for low/modest income customers

Market Characteristics	Sizable Market	Require Unique Expertise	Have Limited or Unfocused Competition	Enable Systematic, Sustainable Competitive Advantages (SSCAs)
Differentiated Capabilities	Low-Cost Management	Ease of Use	Distribution	Product Sophistication

Target top quartile value creation for customers, employees and shareholders

[1] Kemper Auto is equivalent to the Specialty Property & Casualty Insurance Segment
[2] Kemper Life is equivalent to the Life Insurance Segment

KEMPER
Earnings Call Presentation – 3Q 2023 | 3

Third Quarter 2023 Summary

Underlying combined ratio improved sequentially as expected

3rd Quarter Results	***Profit restoration continues with improvement in underlying results*** • Net loss attributable to Kemper Corporation of $146 million ($2.28/sh) – includes $56 million ($0.87/sh) related to termination of Kemper's remaining pension plan obligations • Adjusted consolidated net operating loss[1] of $28 million ($0.44/sh) • Specialty P&C underlying combined ratio improved sequentially by 1.5 points to 100.5% – Offset by prior year adverse reserve development of $78 million • Life business continues to produce stable earnings • Total pre-tax current year catastrophe losses of $7 million[2]

Actions Taken	***Aggressively pursuing profit restoration***
	• Specialty P&C Private Passenger Auto actions:
	  – New business restrictions continue
	  – Filed an additional 6% increase on 13% of the book
	  – California rate approval of ~30 points effective in August; earn-in to accelerate in 4Q'23 and beyond
	  – Reciprocal Exchange established and first policies written
	• LAE, expense and real estate initiatives in line to meet or exceed planned targets
	• Preferred P&C[2] – wind-down initiated; segment results now reported in Non-Core Operations

Balance Sheet Strength	***Capital and liquidity positions enable the company to navigate the current environment*** • Holding company liquidity of approximately $800 million[3] remains a source of strength for subsidiaries • Insurance companies are well capitalized

[1] Non-GAAP financial measure; please see reconciliation in appendix on pages 19-25
[2] Excludes $14 million of pre-tax catastrophe losses from Kemper Personal Insurance (Preferred P&C) reported within Non-Core Operations | [3] Excludes anticipated fourth quarter $250+ million dividend from Life company to parent

KEMPER
Earnings Call Presentation – 3Q 2023 | 4

Earnings Call Presentation – 3Q 2023 Third Quarter 2023 Financial Summary 5 Focus remains on restoring business to profitability Continuing to take rate, non-rate and cost structure actions to restore profitability Quarter Ended ($ in millions, except per share amounts) Sep 30, 2023 Sep 30, 2022 Net Loss Attributable to Kemper Corporation – Per Diluted Share $(2.28) $(1.17) Adj. Consolidated Net Operating Loss – Per Diluted Share1 $(0.44) $(0.43) Tangible Book Value – Per Diluted Share1 $24.94 $29.83 Return on Avg. Tangible Common Equity1 (21.4)% (15.9)% Dividends Paid to Shareholders Per Share $0.31 $0.31 Life Face Value of In-Force YoY Growth / (Decline) (0.4)% 0.0% Specialty P&C Earned Premium YoY Growth / (Decline) (11.0)% (2.7)% Specialty P&C PIF YoY Growth / (Decline) (30.6)% (14.2)% 1 Non-GAAP financial measure; please see reconciliation in appendix on pages 19-25

Earnings Call Presentation – 3Q 2023 Specialty P&C Reserve Update 6 Adverse development driven by PIP, Bodily Injury, and Property Damage coverages Specialty P&C1 adverse development of $78 million • Private Passenger Auto adverse development of $71 million related to: ̶ Florida Personal Injury Protection (PIP), mainly from policy periods 2020-2022 o Increased frequency and severity of litigated claims ̶ Bodily Injury and Property Damage loss activity during the second half of 2022 o Extended development patterns o Changes in claim mix and treatment patterns o More claims closing with payment • Commercial Vehicle development of $7 million ̶ Primarily related to Bodily Injury claims Continue to recognize and react to changes in loss patterns 1 Specialty P&C is represented by the Kemper Auto Brand

Earnings Call Presentation – 3Q 2023 Strategic Initiatives Summary 7 Projects proceeding to expectations On track to realize benefits of strategic initiatives 1. Bermuda Optimization: • Anticipate $250+ million in Life dividends to parent in 4Q'23 2. Pension Plan Termination: • Recognized $56 million after-tax non-cash charge to settle remaining pension plan obligations (previously recognized in AOCI) • Reduces tail risk and expenses 3. Preferred P&C¹ Exit: • Wind-down is proceeding as planned; will redeploy greater than $300 million in capital ̶ Anticipate a release of $175+ million of capital by year-end 2024 and additional $100+ million by year- end 2025 4. Streamlining Cost Structure (see page 8) 5. Reciprocal Exchange (see page 9) 1 Preferred P&C is represented by Kemper Personal Insurance

Earnings Call Presentation – 3Q 2023 Streamlining Our Cost Structure 8 Advancing differentiated capabilities to strengthen systematic, sustainable competitive advantages Real estate and enterprise expense initiatives met program objectives; LAE improvements on track 87 117 137 61 150 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 FY'24-FY'25 Proj. Prog. Total Run Rate Program Savings ($ millions)• Restructuring and integration pre-tax charges of $150 million – $200 million will produce an annualized savings of $150 million or greater • Since its inception, this program has driven total run rate savings of $137 million, and incurred total pre-tax charges of $138 million (Pre-tax, $ in millions) 3Q’23 Run Rate Total Program % Reached R u n R at e S av in gs Loss Adjustment Expense (LAE) Improvements $55 $80 – $120 46% – 69% Enterprise Expense Initiatives (ex-Real Estate & LAE) $68 $60 – $70 97% – 113% Real Estate Optimization $14 $10 140% Total Run Rate Program Savings $137 $150+ 69% – 91% Cumulative Earned on Run Rate Savings $94 Cumulative Associated Charges $138 $150 – $200 69% – 92%

Earnings Call Presentation – 3Q 2023 Reciprocal Exchange 9 The Exchange began writing auto policies in Illinois during the quarter Reciprocal Exchange operational with plans for expansion underway • Reciprocal Exchange structure established and operating • First auto policies written in 3Q’23 • Special topic call on Reciprocal Exchange structure and financial reporting to be held in 1Q’24 Creation Phase Complete • Direct premium / policy issuance underway in Illinois • Exchange reinsurance beginning in 2024 ̶ Reinsuring select new business from existing Kemper legal entities accelerates Exchange premium growth • Additional premium to be directly written on Exchange forms in 2024 and 2025 as products / forms are filed and approved Population Strategy

Earnings Call Presentation – 3Q 2023 Well-Capitalized Insurance Subsidiaries 10 Continued access to significant sources of liquidity Initiatives underway to restore profitability and operating cash flow 23.1% 17.6% 23.2% 24.1% 30.3% 32.9% 2018 2019 2020 2021 2022 3Q'23 Debt-to-Capital 3 Parent Company Liquidity Risk-Based Capital Ratios¹ $540 $660 $700 $704 $918 $667 $101 $207 $733 $234 $418 $154 $641 $867 $1,433 $938 $1,336 $821 2018 2019 2020 2021 2022 3Q'23 (% ) Debt Cash Flow from Operating Activities ($ in m ill io n s) $539 $534 $448 $351 $(210) $(145) 2018 2019 2020 2021 2022 3Q'23 TTM HoldCo Cash & Investments Borrowings Available Under Credit Agreement & from Subs P&C (ex. AACC) Life2 1 3Q’23 Risk-Based Capital Ratios are calculated at the Company Action Level and are estimated; actual RBC levels are likely to differ, but will not be known prior to October 30, 2023 | 2 Life Risk-Based Capital Ratios exclude business ceded to Kemper Bermuda Ltd. (KBL) | 3 Excludes AOCI: closely aligns with rating agencies and post-LDTI implementation ($ in m ill io n s) 410 355 340 355 645 1015 285 365 330 220 240 245 2018 2019 2020 2021 2022 3Q'23

Earnings Call Presentation – 3Q 2023 Diversified Investment Portfolio with Consistent Returns 11 55% 16% 7% 6% 5% 6% 5% Other States/ Munis COLI 72% 24% 3% 1% Diversified and Highly-Rated Portfolio Fixed Maturity Ratings $6.5 Billion A or Higher ≤ CCCB / BB BBB • High-quality and liquid portfolio provides consistent net investment income; 72% of fixed income portfolio rated A or higher • Strong ALM philosophy that mitigates long- term economic and short-term valuation mismatches • 4.6% PTE annualized book yield • New money yields at multi-year highs $90 $95 $98 $97 $97 $8 $11 $4 $9 $10 $98 $106 $102 $106 $107 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 Core Portfolio Alternative Inv. Portfolio Net Investment Income1 Highlights Corporates Alternatives U.S Gov’t Portfolio Composition2 Pre-Tax Equiv. Annualized Book Yield $8.4 Billion Short Term 1 Non-Core Operations reflects $12, $14, $11, $13, and $13 million related to Preferred P&C in 3Q’22, 4Q’22, 1Q’23, 2Q’23, and 3Q’23, respectively | 2 Other category includes Equity Securities, which excludes $199 million of Other Equity Interests of LPs/LLCs that have been reclassified into Alternative Investments; COLI represents Company Owned Life Insurance 4.2% 4.6% 4.4% 4.5% 4.6% 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 ($ in m ill io n s)

Specialty Property & Casualty Insurance Segment

Underlying combined ratio improved 6.3 points year-over-year and 1.5 points sequentially

Highlights

- Sequential improvement driven by additional earned rate and non-rate actions
- Continuing new business underwriting restrictions
- Loss trends remain elevated, but have stabilized
- Moderate level of CAT activity
  - $6 million driven by tropical storms and Midwest wind / hail events

Metrics ($ in millions)	3Q'23	3Q'22	Change vs. 3Q'22
Earned Premiums	$890	$1,000	(11.0)%
Underlying Loss & LAE Ratio[2]	80.0%	86.9%	(6.9)pts
Expense Ratio	20.5%	19.9%	0.6pts
Policies In-Force (000s)	1,334	1,922	(30.6)%

Cumulative PPA Rate Activity Since 2Q'21[1]



Filed Rate
Written Rate
Earned Rate
~58%
~57%
~30%
3Q'21
4Q'21
1Q'22
2Q'22
3Q'22
4Q'22
1Q'23
2Q'23
3Q'23
4Q'23E

Underlying Combined Ratio[2]



(%)
106.8
107.8
108.0
102.0
100.5
3Q'22
4Q'22
1Q'23
2Q'23
3Q'23

Committed to reaching target profitability in 2024 despite ongoing dynamic operating environment

[1] *Represents the cumulative weighted average rate impact of actual filings on the total book*
[2] *Non-GAAP financial measure; see reconciliation in appendix on pages 19-25*

KEMPER
Earnings Call Presentation – 3Q 2023 | 12

Earnings Call Presentation – 3Q 2023 1. Expectations • Ongoing dynamic operating environment • Earned rate in excess of loss trend to drive continued improvement in underlying loss ratio • Business expected to achieve target margins in 2024 • Driving return to profitability while balancing new business production 2. Risks • Material increases in frequency • Unanticipated increases in severity • Abnormal weather / event-risk • Significant changes to loss development patterns Business expected to achieve target margins and reduce new business restrictions in 2024 Specialty P&C Path to Underwriting Profit Overcoming loss cost pressures through rate, non-rate, and expense 13 Benefits from rate, non-rate and expense ctions exceedi g loss trend

Earnings Call Presentation – 3Q 2023 Life Insurance Segment 14 Business trends remain stable; consumer demand remains strong Business continues to generate strong returns on capital and distributable cash flows $102 $117 $99 $102 $102 $52 $52 $50 $47 $49 $154 $169 $149 $149 $151 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 Revenues3 ($ in millions) Earned Premiums Net Investment Income • Effective January 1, 2023, financials reflect LDTI accounting pronouncement • Profitability improved over prior year and sequential quarters • Policyholders continue to value our product; persistency remains consistent with pre-pandemic levels • New money yields increased and are near multi-year highs Highlights Metrics1 ($ in millions, except per policy amounts) 3Q’23 3Q’22 Change vs. 3Q’22 Life Net Operating Income $15 $13 15.4% Face Value of In-Force $20,013 $20,103 (0.4)% Avg. Face Value per Policy $6,342 $6,225 1.9% Avg. Premium per Policy Issued2 $604 $575 5.0% 1 Excludes Reserve National | 2 Annual basis 3 Excludes other income and solar credit impairment, Reserve National revenues due to sale, and reflects accounting under new accounting standard (ASU 2018-12)

Earnings Call Presentation – 3Q 2023 Key Takeaways 15 Profit restoration aligned with guidance and strategic initiatives on track • Ongoing dynamic operating environment • Underlying results improving as expected due to rate and non-rate actions • Strategic initiatives are on track: ̶ Bermuda optimization is expected to provide additional liquidity to parent in 4Q’23 ̶ Reciprocal Exchange established and began writing policies in the quarter ̶ Exit of Preferred P&C1 segment is progressing; no changes to associated capital release by year-end 2024 ̶ Restructuring and integration initiatives on track to produce targeted expense savings 1 Preferred P&C is represented by Kemper Personal Insurance

Earnings Call Presentation – 3Q 2023 Appendix 16

Earnings Call Presentation – 3Q 2023 17 Elevated Auto Severity Persists Due to Continued Inflationary Pressures • Physical damage severity remains elevated due to higher used car values, replacement parts, and labor costs – Body Work-related costs flattened in 3Q, but remain nearly double the rate of US Core Inflation – Value of used cars sharply dropped in 3Q, but remains elevated compared to other severity inputs since the beginning of 2021 • Bodily injury severity continued to temper in 3Q but remains elevated due to more severe injuries, medical inflation, and greater attorney representation Price Indices (Indexed to Q4 2018) Source: U.S. Bureau of Labor Statistics 90 100 110 120 130 140 150 160 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2019 2020 2021 2022 2023 MV Body Work Used Car & Truck Medical Care Core CPI 135 136 113 120

Earnings Call Presentation – 3Q 2023 2023 Reinsurance Program 18 Renewed Catastrophe XoL Reinsurance; discontinued the Catastrophe Aggregate for 2023 • Policy placed at 01/01/23 ̶ New limit aligned with risk-appetite to cover 1-in-200 occurrence ̶ Minimizes rating agency cost of capital Catastrophe Excess of Loss Program (XOL): • Total coverage: 95% of $275 million in excess of $50 million • Purchased limit was reduced by $25 million versus the prior year due to exposure changes and model enhancements • Total cost increased by $3.7 million1 from 2022 Catastrophe Aggregate Program: • Program was discontinued for 2023 HighlightsCatastrophe Reinsurance Program (Multi-Year) 1 Includes year-end 2022 treaty adjustment for 2021 and 2022 treaty years

Earnings Call Presentation – 3Q 2023 Non-GAAP Financial Measures 19 Book Value Per Share Excluding Goodwill is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity excluding goodwill by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. Book Value Per Share Excluding Goodwill is a common measure used by analysts and investors to compare similar companies. Book Value Per Share Excluding Net Unrealized Gains and Losses on Fixed Maturities and the Change in Discount Rate on Future Life Policyholder Benefits is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains and losses on fixed income securities and the change in discount rate on future life policyholder benefits by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trends in book value per share excluding the after-tax impact of net unrealized gains and losses on fixed income securities and the change in discount rate on future life policyholder benefits in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers. Book Value Per Share Excluding Net Unrealized Gains and Losses on Fixed Maturities, the Change in Discount Rate on Future Life Policyholder Benefits and Goodwill is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains and losses on fixed income securities, the change in discount rate on future life policyholder benefits and goodwill by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trends in book value per share excluding the after-tax impact of net unrealized gains and losses on fixed income securities, the change in discount rate on future life policyholder benefits and goodwill in conjunction with book value per share to identify and analyze the change in net worth excluding goodwill attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

Earnings Call Presentation – 3Q 2023 Non-GAAP Financial Measures 20 Adjusted Consolidated Net Operating Loss is an after-tax, non-GAAP financial measure and is computed by excluding from Net Loss the after-tax impact of: (i) Income (Loss) from Change in Fair Value of Equity and Convertible Securities; (ii) Net Realized Investment (Losses) Gains; (iii) Impairment (Losses) Gains; (iv) Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs; (v) Debt Extinguishment, Pension Settlement and Other Charges; (vi) Goodwill Impairment Charges; (vii) Non-Core Operations; and (viii) Significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net Loss. There were no applicable significant non-recurring items that the Company excluded from the calculation of Adjusted Consolidated Net Operating Loss for the three months ended September 30, 2023 or 2022. The Company believes that Adjusted Consolidated Net Operating Loss provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (Loss) from Change in Fair Value of Equity and Convertible Securities, Net Realized Investment (Losses) Gains and Impairment (Losses) Gains related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Debt Extinguishment, Pension Settlement and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; (ii) settlement of pension plan obligations which are business decisions made by the Company, the timing of which is unrelated to the underwriting process; and (iii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process. Goodwill impairment charges are excluded because they are infrequent and non-recurring charges. Non-Core Operations includes the results of our Preferred Insurance business which we expect to fully exit. These results are excluded because they are irrelevant to our ongoing operations and do not qualify for Discontinued Operations under Generally Accepted Accounting Principles ("GAAP"). Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends. The preceding non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures, as they do not fully recognize the profitability of the Company’s businesses. Underlying Combined Ratio is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding Total Incurred Losses and LAE Ratio, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio. The Company believes Underlying Losses and LAE and the Underlying Combined Ratio are useful to investors and uses these financial measures to reveal the trends in the Company’s Property & Casualty Insurance segment that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause the Company’s loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the Company’s insurance products in the current period. The Company believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing the Company’s underwriting performance.

Earnings Call Presentation – 3Q 2023 Non-GAAP Financial Measures 21 Book Value Per Share As of ($ per share) Sep 30, 2023 Sep 30, 2022 Book Value Per Share $36.85 $42.18 Less: Net Unrealized Losses on Fixed Maturities 7.60 7.98 Book Value Per Share Excluding Net Unrealized Losses on Fixed Maturities and Changes in the Discount Rate on Future Life Policyholder Benefits $44.45 $50.16 Less: Goodwill (19.51) (20.33) Book Value Per Share Excluding Net Unrealized Losses on Fixed Maturities, Changes in the Discount Rate on Future Life Policyholder Benefits, and Goodwill $24.94 $29.83

Earnings Call Presentation – 3Q 2023 Non-GAAP Financial Measures 22 Return on Equity As of Sep 30, 2023 Sep 30, 2022 Rolling 12 Months Return on Average Kemper Corporation Shareholders' Equity (5-point Average) (14.6)% (11.1)% Less: Net Unrealized Losses on Fixed Maturities  and Changes in the Discount Rate on Future Life Policyholder Benefits 2.2 1.3 Rolling 12 Months Return on Average Kemper Corporation Shareholders' Equity Excluding Net Unrealized Losses on Fixed Maturities and Changes in the Discount Rate on Future Life Policyholder Benefits (5-point Average) (12.4)% (9.8)% Less: Goodwill (9.0) (6.1) Rolling 12 Months Return on Average Kemper Corporation Shareholders' Equity Excluding Net Unrealized Losses on Fixed Maturities, Changes in the Discount Rate on Future Life Policyholder Benefits, and Goodwill (5-point Average) (21.4)% (15.9)%

Earnings Call Presentation – 3Q 2023 Non-GAAP Financial Measures 23 Diluted Adjusted Consolidated Net Operating Loss Per Unrestricted Share is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Loss attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net Loss Per Unrestricted Share. The Company believes that Diluted Adjusted Consolidated Net Operating Loss Per Unrestricted Share provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income from change in fair value of equity and convertible securities, net realized investment (losses) gains, impairment (losses) gains related to investments, acquisition related transaction, integration and other costs, loss from early extinguishment of debt, and goodwill impairment charges included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Three Months Ended ($ per share) Sep 30, 2023 Sep 30, 2022 Net Loss Per Unrestricted Share Attributable to Kemper Corporation $(2.28) $(1.17) Less Net Income (Loss) Per Unrestricted Share From: Income (Loss) from Change in Fair Value of Equity and Convertible Securities 0.04 (0.14) Net Realized Investment (Losses) Gains (0.35) (0.15) Impairment (Losses) Gains (0.01) (0.10) Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs (0.54) (0.32) Debt Extinguishment, Pension Settlement and Other Charges (0.87) - Goodwill Impairment Charge - - Non-Core Operations (0.11) (0.03) Adjusted Consolidated Net Operating Loss Per Unrestricted Share $(0.44) $(0.43)

Non-GAAP Financial Measures

Underlying Combined Ratio

	Three Months Ended				
	3Q'23	2Q'23	1Q'23	4Q'22	3Q'22
Specialty P&C Insurance					
Combined Ratio as Reported	109.9%	106.5%	112.1%	108.8%	107.6%
Current Year Catastrophe Losses and LAE Ratio	(0.7)	(1.9)	(0.9)	0.0	(1.5)
Prior Years Non-Catastrophe Losses and LAE Ratio	(8.8)	(2.7)	(3.3)	(1.0)	0.7
Prior Years Catastrophe Losses and LAE Ratio	0.1	0.1	0.1	0.0	0.0
Underlying Combined Ratio	100.5%	102.0%	108.0%	107.8%	106.8%
Personal Auto Insurance					
Combined Ratio as Reported	112.6%	108.0%	113.0%	111.5%	109.1%
Current Year Catastrophe Losses and LAE Ratio	(0.7)	(2.0)	(1.0)	0.0	(1.5)
Prior Years Non-Catastrophe Losses and LAE Ratio	(9.9)	(2.3)	(3.0)	(1.7)	0.8
Prior Years Catastrophe Losses and LAE Ratio	0.1	0.1	0.1	0.0	0.0
Underlying Combined Ratio	102.1%	103.8%	109.1%	109.8%	108.4%
Commercial Auto Insurance					
Combined Ratio as Reported	98.4%	99.5%	107.8%	93.8%	98.1%
Current Year Catastrophe Losses and LAE Ratio	(0.7)	(1.4)	(0.4)	(0.1)	(1.2)
Prior Years Non-Catastrophe Losses and LAE Ratio	(4.2)	(4.2)	(5.2)	2.6	(0.1)
Prior Years Catastrophe Losses and LAE Ratio	0.1	0.0	0.0	0.0	(0.1)
Underlying Combined Ratio	93.6%	93.9%	102.2%	96.3%	96.7%

KEMPER

Earnings Call Presentation – 3Q 2023 | 24

Earnings Call Presentation – 3Q 2023 Non-GAAP Financial Measures 25 Life Revenue and Net Operating Income Reconciliation Three Months Ended ($ in millions) 3Q'23 2Q'23 1Q'23 4Q'22 3Q'22 Earned Premiums Earned Premiums – As Reported $102.1 $102.2 $99.3 $142.6 $142.1 Less: Reserve National Earned Premiums - - - 25.6 40.2 Adjusted Earned Premiums $102.1 $102.2 $99.3 $117.0 $101.9 Net Investment Income Net Investment Income – As Reported $49.4 $47.1 $49.8 $52.6 $52.6 Less: Reserve National Net Investment Income - - - 0.2 0.3 Adjusted Net Investment Income $49.4 $47.1 $49.8 $52.4 $52.3 Net Operating Income Net Operating Income – As Reported $14.7 $8.9 $13.2 $23.0 $14.0 Less: Reserve National Net Operating Income - - - 0.3 0.6 Adjusted Net Operating Income $14.7 $8.9 $13.2 $22.7 $13.4